Exhibit 32.1

Certification Pursuant to

18 U.S.C. §1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amendment to the Annual Report of IFTH Acquisition Corp. (the “Registrant”) on Form 10-K/A for the year ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan F. McKeage, President, Chief Executive Officer and Director of the Registrant, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Jonathan F. McKeage
Jonathan F. McKeage President, Chief Executive Officer and Director
January 28, 2008